Exhibit 10.53

Execution Version

CONVERTIBLE NOTE PURCHASE AGREEMENT

This CONVERTIBLE NOTE PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated June 12, 2018, is entered into by and between Uxin Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and Golden Fortune Company Limited, a company incorporated under the laws of the Cayman Islands (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company desires to issue to the Purchaser, and the Purchaser has agreed to purchase from the Company, the Note (as defined below), subject to the terms and conditions set forth herein and in the Note.

NOW, THEREFORE, in consideration of the respective undertakings stated herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      DEFINITIONS.  Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“ADS” shall mean American Depositary Shares representing Class A Ordinary Shares.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning given to such term in the preamble.

“Arranger Fee” shall have the meaning specified in Section 5.3 of this Agreement.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banking institutions in the State of New York, PRC, Hong Kong or the Cayman Islands are required by law to be closed.

“Cap” shall have the meaning specified in Section 6.4 of this Agreement.

“Claim Notice” shall have the meaning specified in Section 6.2(a) of this Agreement.

“Class A Ordinary Shares” shall mean the Class A ordinary shares of the Company of a par value of US$0.0001 each.

“Closing” shall have the meaning specified in Section 2.2 of this Agreement.

“Closing Date” shall have the meaning specified in Section 2.2 of this Agreement.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Conversion Price” shall mean a per share price equal to 108% of the public offering price per Class A Ordinary Share for the Offering, as adjusted in accordance with the conditions in the Note.

“Conversion Shares” shall mean the Class A Ordinary Shares in the same class of Class A Ordinary Shares that are offered to the public in the form of ADSs pursuant to the Offering.

“Dispute” shall have the meaning specified in Section 7.3 of this Agreement.

“Group Company” means the Company, its subsidiaries and any other Person that is directly or indirectly controlled by the Company, including its consolidated variable interest entities.

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the PRC.

“Indemnified Party” shall have the meaning specified in Section 6.1 of this Agreement.

“Indemnifying Party” shall have the meaning specified in Section 6.1 of this Agreement.

“Indemnity Notice” shall have the meaning specified in Section 6.3 of this Agreement.

“Losses” shall have the meaning specified in Section 6.1 of this Agreement.

“Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the financial condition, assets, liabilities, results of operations, business, prospects or operations of the Company or its subsidiaries taken as a whole, except to the extent that any such Material Adverse Effect results from (x) changes in generally accepted accounting principles that are generally applicable to comparable companies or (y) changes in general economic and market conditions in the PRC; or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement.

“Maturity Date” shall mean the 363rd day starting from the Closing Date.

“Note” shall mean the promissory note issued by the Company to the Purchaser pursuant to Article 2 below, substantially in the form of Exhibit A hereto.

“Offering” shall mean the initial public offering by the Company of ADSs representing Class A Ordinary Shares in the United States.

“Person” shall mean any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“PRC” shall mean the People’s Republic of China, excluding, for the purpose of this Agreement, Hong Kong, the Macau Special Administrative Region and Taiwan.

“Principal Amount” shall mean US$75,000,000.

“Purchaser” shall have the meaning specified in the preamble to this Agreement.

“Registration Statement” shall mean the registration statement on Form F-1 that may be filed by the Company with the SEC in connection with the Offering.

“Regulation S” shall have the meaning specified in Section 3.8 of this Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Third Party Claim” shall have the meaning specified in Section 6.2(a) of this Agreement.

“US$” and “U.S. dollar” shall mean the lawful currency for the time being of the United States of America.

2.                                      NOTE.

2.1                               Issuance of the Note. Subject to the satisfaction of terms and conditions of this Agreement, at the Closing (as defined below), the Company agrees to issue to the Purchaser and the Purchaser hereby agrees to purchase from the Company, the Note, in the amount of the Principal Amount.

2.2                               Closing.  Subject to Sections 2.4 and 2.5 of this Agreement, the closing of the issuance and purchase of the Note (the “Closing”) shall take place concurrently with the closing of the Offering on the date that is determined in accordance with the underwriting agreement to be entered into among the Company and the underwriters of the Offering at the same offices on the same date and at the same time (eastern standard time) as the closing of the Offering, which is expected to take place on the second business day after the listing of ADSs on the Nasdaq Global Select Market, or at such other place as the Company and the Purchaser may mutually agree.  The date and time of the Closing are referred to herein as the “Closing Date.”

2.3                               Payment and Delivery.  At the Closing, the Purchaser shall pay and deliver to the Company an amount equal to the Principal Amount in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Company and the Purchaser, of immediately available funds to such bank account designated in writing by the Company, such that the payment shall have been delivered and made available to such bank account upon the Closing. The Company shall deliver to the Purchaser the duly executed Note dated the Closing Date, free and clear of encumbrances.

2.4                               Conditions to the Purchaser’s Obligations to Effect the Closing. The obligation of the Purchaser to purchase the Note at the Closing is subject to the satisfaction,

on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(a)                                 All corporate and other actions required to be taken by the Company in connection with the execution and performance of this Agreement and the issuance, sale and delivery of the Note shall have been completed; and the Company shall have delivered a copy of its board resolutions and/or the shareholder resolutions (as applicable) approving the execution and performance of this Agreement and the issuance, sale and delivery of the Note;

(b)                                 The representations and warranties of the Company to the Purchaser contained in Article 3 of this Agreement shall have been true and correct on the date of this Agreement and true and correct in all material respects as of the Closing Date, and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date;

(c)                                  No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company;

(d)                                 The Offering shall have been completed, the ADSs are listed on the Nasdaq Global Select Market and commenced trading, Nasdaq has not suspended the trading of the ADSs and the Company is not the subject of any securities litigation; and

(e)                                  The Purchaser has received legal opinions issued by the Hong Kong and Cayman Islands counsel to the Group Company, each dated the Closing Date, in form and substance satisfactory to the Purchaser.

2.5                               Conditions to the Company’s Obligations to Effect the Closing. The obligation of the Company to issue the Note at the Closing is subject to the satisfaction, or waiver by the Company, of each of the following conditions, upon or before the Closing:

(a)                                 All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Note shall have been completed;

(b)                                 The representations and warranties of the Purchaser contained in Article 4 of this Agreement shall have been true and correct on the date of this Agreement and in all material respects as of the Closing Date, and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this

Agreement that are required to be performed or complied with on or before the Closing Date; and

(c)                                  No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser the following:

3.1                               Due Formation.  The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands.  The Company has all requisite power and authority to carry on its business as it is currently being conducted.

3.2                               Authority.  The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder.  The execution and delivery by the Company of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Company pursuant to this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite actions on its part.

3.3                               Valid Agreement.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4                               Valid Issuance of the Note and the Conversion Shares.  The Class A Ordinary Shares issuable upon conversion of the Note have been duly authorized and reserved.  The Note and the Conversion Shares to be issued, sold and delivered upon conversion of the Note will be duly and validly issued and fully paid, and based in part upon the representations and warranties of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

3.5                               Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company’s assets are subject.  There is no action, suit or proceeding, pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

3.6                               Consents and Approvals.  Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

3.7                               SEC Filings.  Prior to the Closing, the Registration Statement, as supplemented or amended, shall have been declared effective by the SEC.  The Registration Statement, including the prospectus therein, will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3.8                               Securities Laws.  Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, (a) no directed selling efforts into the United States (as defined in Rule 902 of Regulation S under the Securities Act (“Regulation S”)) have been made by the Company, any of its affiliates, or any person acting on its behalf with respect to the Note, and (b) none of such persons has taken any actions that would result in the sale of the Note to the Purchaser under this Agreement requiring registration under the Securities Act.  The Company is a “foreign issuer” (as defined in Regulation S).

3.9                               Events Subsequent to Most Recent Fiscal Period.  Since March 31, 2018 until the date hereof and to the Closing Date, there has not been any event, fact, circumstance or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser hereby represents and warrants to the Company the following:

4.1                               Due Formation.  The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization.  The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

4.2                               Authority.  The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder.  The execution and delivery by the Purchaser of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the

Purchaser pursuant to this Agreement, and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

4.3                               Valid Agreement.  This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.4                               Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Purchaser’s assets are subject, in each case of the foregoing (i) and (ii), in such a manner that would materially and adversely affect the Purchaser’s ability to consummate the transactions contemplated hereby.  There is no action, suit or proceeding, pending or threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

4.5                               Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

4.6                               Investment Intent. The Purchaser is purchasing the Note solely for its own account for investment and not with a view to or for sale in connection with any distribution of the Note or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Note or any portion thereof in any transaction.  The entire legal and beneficial interest of the Note is being purchased, and will be held, for the Purchaser’s account only, and neither in whole or in part for any other Person.

4.7                               Regulation S Eligibility; Restriction on Resale. The Purchaser acknowledges that the Purchaser is acquiring the Note in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.  The Purchaser is not a U.S. person as defined in Rule 902 of Regulation S and is located outside of the United States.  The Purchaser understands that the Note to be purchased by the Purchaser has not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, a U.S. person except pursuant to an exemption from, or in a transaction not subject to the registration requirements under the Securities Act.

4.8                               Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in its Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

5.                                      COVENANTS.

5.1                               Use of Proceeds.  The Company shall use the proceeds from the issuance of the Note for general corporate purposes, which may include improving transaction service capabilities, research and development and funding potential strategic investments and acquisitions.

5.2                               No Hedging. The Purchaser shall not enter into any transaction or agreements that hedge or otherwise offset the underlying financial risks of this Agreement and the Note.

5.3                               Arranger Fee.  The Company agrees to pay an arranger fee equal to 0.5% of the Principal Amount (the “Arranger Fee”) to the Purchaser within fifteen (15) Business Days after the Closing Date.  The Arranger Fee shall be paid in U.S. dollars by wire transfer of immediately available funds to such bank account designated in writing by the Company.

5.4                               Other Convertible Note Offering.  Without the Purchaser’s prior written consent, the Company shall not issue or agree to issue to any Person any convertible note or instrument similar to the Note that is dated as at any date during the period starting May 1, 2018 and ending on a date that is sixty (60) days after the Closing Date, with an aggregate principal amount exceeding US$240 million (including the Principal Amount).

5.5                               Most Favored Nation Treatment.  If, within the period commencing from May 1, 2018 until sixty (60) days after the Closing Date, the Company issues or agrees to issue to any Person convertible notes or other instruments similar to the Note with terms or conditions more favorable to such Person than, or otherwise benefits such Person in a manner that is more favorable to such Person than the terms set forth in Section 2(b), Section 3, Section 4 or Section 5 of the Note, the Company shall notify the Purchaser and upon the Purchaser’s request, promptly amend the Note in order for the Purchaser to receive all such more favorable terms and conditions without imposing any additional obligation or liability on the Purchaser.

5.6                               Further Assurances.  From the date of this Agreement to the Closing Date, the Company and the Purchaser shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

6.                                      INDEMNIFICATION.

6.1                               Indemnification.  The Company (an “Indemnifying Party”) shall indemnify and hold the Purchaser and its directors, officers, employees, advisors and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (a) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (b) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

6.2                               Third Party Claims.

(a)                                 If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article 6, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing within thirty (30) days of receipt of notice of such claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement.

(b)                                 Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party.

(c)                                  If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person.  The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 6.2(b) of this Agreement.

(d)                                 In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the 30 days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

6.3                               Other Claims.  In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the

Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

6.4                               Cap.  Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the Principal Amount (the “Cap”).  For the purpose of clarity, any payment received by the Purchaser under Section 2 and Section 5 of the Note shall not be included for the purpose of calculation of the Cap.

7.                                      MISCELLANEOUS.

7.1                               Registration and Other Rights.  The parties agree that, upon conversion of the Note, the Purchaser shall have all of the rights and bear the corresponding obligations specified in the Sections 4.1 to 4.14 of the Fourteenth Amended And Restated Shareholders Agreement dated January 2, 2018.

7.2                               Survival of the Representations and Warranties. All representations and warranties made by any party hereto shall survive for eighteen (18) months and shall terminate and be without further force or effect on the date that is eighteen (18) months from the date hereof, except as to any claims thereunder which have been asserted in writing pursuant to Section 6.1 against the party making such representations and warranties on or prior to such date that is eighteen (18) months from the date hereof.

7.3                               Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of Hong Kong without giving effect to the conflicts of law principles thereof.  Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

7.4                               Amendment.  This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.

7.5                               Binding Effect.  This Agreement shall inure to the benefit of, and be binding upon, the Purchaser, the Company, and their respective heirs, successors and permitted assigns.

7.6                               Assignment.  Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Party, except that the Purchaser may assign or pledge all or any part of its rights and obligations hereunder and under the Note to any Affiliate of the Purchaser, including to ICBC International Holding Limited or its Affiliate, without the consent of the Company, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.  Any purported assignment in violation of the foregoing sentence shall be null and void.

7.7                               Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party hereto to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to the Company, at:	Uxin Limited 2-5F, Tower E, LSHM Center, No. 8 Guangshun South Avenue Chaoyang District, Beijing, 100102 The People’s Republic of China E-mail: daikun@xin.com Attn: Mr. Kun Dai

If to the Purchaser, at:	Unit 2507-2510, 25/F., ICBC Tower 3 Garden Road, Central, Hong Kong E-mail: alantsang@icbcamg.com Attn: Mr. Alan Tsang

Any party hereto may change its address for purposes of this Section 7.7 by giving the other Party written notice of the new address in the manner set forth above.

7.8                               Entire Agreement.  This Agreement constitutes the entire understanding and agreement between the parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the parties with respect to the matters covered hereby are merged and superseded by this Agreement.

7.9                               Severability.  If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

7.10                        Fees and Expenses.  Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

7.11                        Confidentiality.  (a) Each party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby, and (b) each party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information, provided, however, that nothing in this Agreement shall restrict any party from disclosing information (i) that is already publicly available and not as a result of a breach of this section, or (ii) that may be required by applicable law, statute, treaty, rule, regulation, order, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other governmental authority or stock exchange; provided, however, that any disclosure related to the terms of the transactions contemplated hereby and any reference to “ICBC,” “Industrial and Commercial Bank of China” and any variation, derivative, trademark or logo thereof shall require the Company to provide prior written notice to the Purchaser and at least a time period not shorter than two (2) Business Days for the Purchaser to review and provide comments on such disclosure.

7.12                        Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

7.13                        Termination.  In the event that the Closing shall not have occurred by  December 31, 2018, the Company or the Purchaser (with respect to itself) may terminate this Agreement with no further force or effect, except for the provisions of Article 7, which shall survive any termination under this Section 7.13, provided that any party who is then in a material breach of this Agreement shall not be entitled to terminate this Agreement.

7.14                        Headings.  The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

7.16                        Execution in Counterparts.  For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

7.17                        No Waiver.  Except as specifically set forth herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative.  No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver of such right, power or remedy, and no single or partial exercise of any such right, power or remedy will preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Convertible Note Purchase Agreement as of the date first above written.

Uxin Limited

By:	/s/Kun Dai
Name: Kun Dai
Title: Director

Signature Page to Convertible Note Purchase Agreement (ICBC)

IN WITNESS WHEREOF, the parties have executed this Convertible Note Purchase Agreement as of the date first above written.

Golden Fortune Company Limited

By:	/s/ Ximeng Liu
Name: Ximeng Liu
Title: Director

Signature Page to Convertible Note Purchase Agreement (ICBC)

Final Form

EXHIBIT A
FORM OF CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER SECURITIES LAWS. THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

CONVERTIBLE PROMISSORY NOTE

Date of Issuance: June __, 2018

US$75,000,000

FOR VALUE RECEIVED, and subject to the terms and conditions of this convertible promissory note (the “Note”), Uxin Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), hereby promises to pay to the order of Golden Fortune Company Limited, a company incorporated under the laws of the Cayman Islands (the “Purchaser”), or its registered assigns, in lawful money of the United States of America the principal amount of Seventy-Five Million Dollars (US$75,000,000) (the “Principal Amount”), plus accrued interest thereon, on June __, 2019 (the “Maturity Date”), unless earlier duly converted in full into the Conversion Shares pursuant to and in accordance with Section 4 hereof.

This Note is issued pursuant to the Convertible Note Purchase Agreement, dated June 12, 2018, by and between the Company and the Purchaser (the “Convertible Note Purchase Agreement”), and is subject to the terms and conditions thereof.  In case of any conflict between this Note and the Convertible Note Purchase Agreement, the provisions of the Convertible Note Purchase Agreement shall control and govern.  Capitalized terms not defined herein shall have the respective meanings given to such terms set forth in Section 1 of the Convertible Note Purchase Agreement.

The following is a statement of the rights of the Purchaser and the conditions to which this Note is subject, and to which the Purchaser, by the acceptance of this Note, agrees:

1.                                      Interest Rate.  The Note shall bear interest at a simple interest rate of six point five percent (6.5%) per annum from the Closing Date until the Maturity Date or such other time as the outstanding Principal Amount (or the outstanding Remaining Conversion Amount (as defined below), as applicable) becomes due and payable upon an Event of Default pursuant to Section 5 of the Note; provided that (a) if the Note is duly converted in full into the Conversion Shares pursuant to and in accordance with Section 4 of the Note, no interest accrued on the Principal Amount shall be payable, or (b) if the Note is converted in part and only the portion of the Note relating to First Conversion Amount (as defined below) is duly converted into the Conversion Shares pursuant to and in accordance with Section 4 of the

Note, no interest accrued on the First Conversion Amount shall be payable.  Accrued interest on the Note shall be computed on the basis of a 360-day year and actual days elapsed.

2.                                      Repayment of the Note.

(a)                                 Unless to the extent earlier converted into Conversion Shares pursuant to Section 4 of the Note, (a) the Principal Amount and the interest accrued thereon if the Purchaser does not exercise any of its right to convert provided for under Section 4 of the Note, or (b) the Remaining Conversion Amount and the interest accrued thereon if the Note is converted in part and only the portion of the Note relating to First Conversion Amount is duly converted into the Conversion Shares, shall be due and payable by the Company upon the earlier of: (i) the Maturity Date, and (ii) the occurrence of an Event of Default set forth in Section 5 of the Note (the “Due Date”).  Upon the due conversion in full of the Note pursuant to and in accordance with Section 4 of the Note, any and all of the payment obligations of the Company under this Note and the Convertible Note Purchase Agreement shall be fully discharged.

(b)                                 All amounts payable on or in respect of the Note or the indebtedness evidenced hereby shall be paid to the Purchaser in lawful money of the United States of America, within three (3) Business Days after the Due Date (such third Business Day after the Due Date, the “Repayment Deadline”). The Company shall make such payments of the unpaid Principal Amount, together with accrued and unpaid interest thereon, to the Purchaser by wire transfer of immediately available funds for the account of the Purchaser as the Purchaser may designate from time to time and notify in writing to the Company at least five (5) Business Days prior to the payment date. No interest will accrue during the period from the Due Date to the payment date, provided, however, if the Company fails to pay all amounts payable on or in respect of the Note or the indebtedness evidenced hereby on or prior to the Repayment Deadline, a late interest shall apply to the outstanding unpaid amount at thirteen percent (13%) per annum, calculated commencing from the day after the Repayment Deadline until the date on which all outstanding amounts are paid in full. Payment shall be credited first to accrued interest due and payable and any remainder shall be applied to outstanding Principal Amount.

3.                                      Seniority.  The Note ranks senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Note, pari passu in right of payment to any of the Company’s other indebtedness and liabilities that are not so subordinated, junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and liabilities incurred by the Company’s subsidiaries.

4.                                      Conversion.

(a)                                 Right to Convert.  During the period from and including the 181st day after the public offering date set forth on the final prospectus in connection with the Offering to and including the Maturity Date, the Purchaser shall have the right but not the obligation to convert the outstanding Principal Amount at the Conversion Price, provided, however, that the Purchaser can only exercise such right to convert no more than twice.  If the Purchaser elects to convert some but not all of the outstanding Principal Amount (such Principal Amount, “First Conversion Amount”) upon the first time that the Purchaser exercises such right to convert, the Purchaser has the right but not the obligation to exercise only one more time of its right to convert, provided, all the remaining outstanding Principal Amount, which equals to Principal Amount minus First Conversion Amount (“Remaining Conversion Amount”) shall be converted upon such conversion. The number of the Conversion Shares to be issued upon conversion shall be equal to the quotient obtained by dividing the Principal Amount by the applicable Conversion Price.

(b)                                 No Fractional Shares.  Upon the conversion of the Note into the Conversion Shares, in lieu of any fractional shares to which the Purchaser would otherwise be entitled, the Company shall pay the holder of the Note cash equal to such fraction multiplied by the applicable Conversion Price.

(c)                                  Mechanics of Conversion.  In the event that the Purchaser has delivered to the Company a written notice in accordance with Section 4(a) of the Note specifying that the Purchaser irrevocably elects to convert the Note, the Company shall at its expense use commercially reasonable efforts to take all actions and execute all documents necessary to effect the issuance of all the Conversion Shares (including giving all necessary instruction to update the register of members to effect such issuance), and deliver to the Purchaser, upon surrender of the Note, a certificate or certificates for the number of fully paid Conversion Shares issuable upon such conversion and the updated register of members of the Company indicating that the Purchaser is the holder of such Conversion Shares.  The Company shall not be required to issue or deliver the Conversion Shares until the Purchaser has surrendered the Note to the Company.

(d)                                 Adjustments to Conversion Price.  The Conversion Price shall be adjusted according to the following items: When any of the Principal Amount is outstanding at any time, if the Company: (i) pays dividends in the form of securities or security equivalents of the Company; (ii) splits the outstanding securities of the Company in order to increase the number of shares; or (iii) incorporates outstanding securities of the Company (including the form of reverse share split) to decrease the number of shares, the Conversion Price shall be multiplied by a fraction, whose numerator is the number of outstanding securities of the Company immediately before the occurrence of the matter, and denominator is the number of outstanding securities of the Company immediately after the occurrence of the matter. Any adjustment made according to the aforesaid conditions shall come into effect immediately after the record date of deciding the shareholders having rights to obtain dividends or allocations, and for the purpose of share split, incorporation or reclassification, shall come into effect immediately after such matters come into effect.

5.                                      Events of Default.  Each of the following events shall be considered an event of default (the “Event of Default”) with respect to the Note:

(a)                                 Failure to Pay.  The Company shall fail to pay (i) when due any principal payment or (ii) any interest payment or other payment required under the terms of this Note on the date due, and such payment shall not have been made within three (3) Business Days of the Company’s receipt of written notice to the Company of such failure to pay.

(b)                                 Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing.

(c)                                  Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

(d)                                 Cease to be a Public Company. The Company’s securities shall cease to be publicly traded on, the Nasdaq Global Select Market.

(e)                                  No Trading.  The Company’s ADSs are suspended from trading on the Nasdaq Global Select Market for ten (10) consecutive trading days.

(f)                                   Change of Control. Any of Change of Control shall occur. For the purpose of this provision 5(f), “Change of Control” means any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act) other than Mr. Kun Dai, founder and chief executive officer of the Company (“Founder”) and/or his Affiliates is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the U.S. Exchange Act), directly or indirectly, of 50% or more voting power of the Company’s issued and outstanding securities.

(g)                                  Material Adverse Effect. Any one or more events or changes shall have occurred that have caused or constitute or are likely to cause or constitute, either in any case or in the aggregate, a Material Adverse Effect.

(h)                                 Cross Default.  The Company or any Group Company (i) defaults in making any payment of any principal of any Significant Indebtedness (as defined below) on the scheduled or original due date with respect thereto; (ii) defaults in making any payment of any interest on any such Significant Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; (iii) defaults in the observance or performance of any other material agreement, term, covenant or condition relating to any such Significant Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Significant Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Significant Indebtedness to become due prior to its stated maturity or to become payable or (iv) breaches or defaults under or, to its knowledge, alleged to be in breach of or default under, any material lease, license, contract, agreement, instrument or obligation to which it is a party or its properties are subject and such breach or default has continued for ten (10) days after being notified in writing of such breach or default by the Purchaser. For the purpose of this section 5(h), “Significant Indebtedness” means, with respect to each event mentioned above, any indebtedness that equals or exceeds RMB20 million individually, or its equivalent in any other currency or currencies.

6.                                      Remedies  Upon the occurrence of an Event of Default under Section 5 of the Note, at the option and upon the written declaration of the Purchaser at the Purchaser’s sole discretion, the entire unpaid Principal Amount and unpaid interest accrued thereon shall become forthwith due and payable, and the Purchaser may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

7.                                      Prepayment.  The principal amount or interest accrued on the Note may not be prepaid prior to the Maturity Date without the written consent of the Purchaser.

8.                                      No Rights as Shareholder Prior to Conversion. For the avoidance of doubt, the Purchaser has not been conferred with any of the rights of a shareholder of the Company, including the right to vote as such, by any of the provisions hereof or any provisions under the Convertible Note Purchase Agreement, or any right (a) to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof and (b) to receive notice of meetings or to receive in-kind dividends or subscription rights or otherwise until the Note shall have been converted in whole and all the Conversion Shares issuable upon the whole conversion hereof shall have been issued, as provided for in the Note and the Convertible Note Purchase Agreement.

9.                                      Termination of Rights.  All rights under this Note shall automatically terminate when (a) all amounts owing on this Note have been paid in full or (b) the Note is converted in full pursuant to Section 4 of the Note.  Upon the termination of all rights under this Note, the Note shall be surrendered by the Purchaser to the Company and the Note so surrendered shall be cancelled and shall not be reissued.

10.                               Covenants.  The Company covenants to the Purchaser that, from the date hereof until all amounts owing hereunder have been paid in full or converted, the Company shall:

(a)                                 punctually pay the principal and/or any interest payable on the Note, and any other amount with respect to the repayment of the Note due and payable under the Note in the manner specified in the Note;

(b)                                 give written notice promptly to the Purchaser: (i) of any condition or event that constitutes an Event of Default, (ii) that any Person has given any notice to the Company or taken any other action with respect to any claimed Event of Default or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, have a Material Adverse Effect; and

(c)                                  comply with the requirements of all applicable laws, noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

11.                               Amendments and Waivers; Notice. The amendment or waiver of any term of this Note shall be subject to the written consent of the Company and the Purchaser.  The provision of notice shall be conducted pursuant to the terms of the Convertible Note Purchase Agreement.

12.                               Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that no party may assign its obligations under this Note without the written consent of the other party.  Notwithstanding anything to the contrary, the Purchaser may, subject to applicable laws, transfer this Note to or pledge this Note to the benefit of any of its Affiliates, including ICBC International Holdings Limited, without the consent of the Company.  Any transfer of this Note may take effect by surrender of this Note to the Company and reissuance of a new note to the transferee.

13.                               Governing Law; Dispute Resolution.  This Note shall be governed by and construed under the laws of Hong Kong without regards to principles of conflict of laws. The resolution of any controversy or claim arising out of or relating to this Note shall be conducted pursuant to the terms of the Convertible Note Purchase Agreement.

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IN WITNESS WHEREOF, the Company has executed this Note as of the date first above written.

Uxin Limited

By:
Name:
Title: